UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CONTINENTAL BUILDING PRODUCTS, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Letter to Employees

TO:          All Employees

FROM:          Jay Bachmann, President and Chief Executive Officer

DATE:          November 12, 2019

Re:          Transaction Announcement

Dear Continental Building Products Team,

I am writing to inform you that moments ago, Continental Building Products announced it has entered into a definitive agreement with Compagnie de Saint-Gobain S.A. (“Saint-Gobain”), under which Saint-Gobain will acquire our company for $37.00 per share in cash.

Based in Paris, France, Saint-Gobain is one of the world’s largest building materials companies that designs, manufactures and distributes materials to create great living places and improve daily life. The company has a significant presence in North America, operating under well-known and well-respected brands, including CertainTeed.  Importantly, Saint-Gobain has similar values to us as well as a shared commitment to continuous improvement and customer service.

This announcement represents a unique opportunity to create a leading coast-to-coast provider of gypsum drywall and construction services.  As part of Saint-Gobain’s North American business, our customers will benefit from a broader product and service offering, a world-class innovation process and a continued commitment to operational excellence.  Employees will benefit from the enhanced opportunities that come from being part of a stronger, globally diversified enterprise committed to investing for their future.

Integration planning is already underway, and implementation will begin immediately following the close of the transaction, which is subject to shareholder and customary regulatory approval.  While it is too early to speak more specifically about how this process might impact any of you individually, I can say with certainty – there will be no plant closures as a result of this announcement.  I can also assure you that we will make every effort to communicate regularly to tell you as much as we can, as soon as we can.

In the meantime, it is important for all of us to remember that we must continue to operate as an independent company.  I am asking you to go forward with business as usual and do everything you can to ensure that we don’t miss a beat in delivering on our commitments to customers.

It is your commitment to the principles of the Bison Way, to executing on our stated strategy and to maintaining a culture based on integrity, respect and accountability that gives me confidence that we will succeed over the long-term.

I expect you will have many questions about the transaction.  To help answer some of the questions that may be on your mind, we are a hosting a series of meetings, conference calls and site visits with our Saint-Gobain counterparts over the coming days. Details on each will be shared in separate communication.

If you have any questions in the meantime, please reach out to your supervisor.

Lastly, it is likely that this announcement will generate attention from customers, suppliers, and the news media.  In the event you are contacted by a third party or a journalist via email, telephone, or any other medium (including SMS, WhatsApp, LinkedIn, Twitter, etc.), please promptly forward it to Tim Power at tim.power@continental-bp.com.

We thank you for your ongoing commitment and look forward to our shared future success.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Continental Building Products, Inc. (the “Company”). In connection with the proposed merger, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, https://continental-bp.com/en/home/. In addition, the documents (when available) may be obtained free of charge by directing a request to Investor Relations by email at investorrelations@continental-bp.com or by calling (703) 480-3980.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the definitive proxy statement for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on March 18, 2019, and in other documents filed by the Company with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

This communication contains forward-looking statements, including statements related to proposed transaction and other statements regarding the Company’s current expectations, prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “could,” “forecast,” “believe,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements.  The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation that the conditions to closing the transaction will be satisfied; the impact of the transaction on the Company’s business, its financial and operating results and its employees, suppliers and customers; factors affecting the feasibility and timing of any transaction or other action, including, without limitation, the ability to obtain required regulatory approvals; and risks related to realization of the expected benefits of the transaction or other action to the Company and its stockholders. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the SEC, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.